Deckers Brands Appoints William L. McComb to Board of Directors

Goleta, California (April 30, 2018) -- Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced the appointment of William L. McComb to its Board of Directors. Mr. McComb brings expertise in building strong brands and leveraging omni-channel consumer engagement strategies. Coinciding with this appointment, Deckers also announced that John G. Perenchio has resigned from the Board.

“We are very pleased to welcome Bill to the Deckers Board,” said John Gibbons, Chairman of the Board. “He brings valuable and additive skills to our team, including experience in building strong brands through strategic portfolio development in the fashion lifestyle and footwear sectors, as well as evolving direct-to-consumer relationships through digital engagement. His capabilities and leadership approach are firmly aligned with Deckers’ vision and strategy, supporting management’s intent focus on driving stockholder value through our continued transformation.”

"I am delighted and honored to join the Deckers Board of Directors,” said Mr. McComb. “In Deckers, I see a company with great opportunities, a Board eager to drive value creation, and a management team deeply committed to unlocking growth and profitability. For years I admired their marketing and merchandising; I aim to help them achieve their vision and distinguish themselves in today's omni-channel marketplace."

Mr. McComb served as chief executive officer of Liz Claiborne, Inc. (renamed Fifth & Pacific Companies, Inc. in 2012) and was a member of the company’s board of directors from November 2006 to February 2014. He led the company’s succession in management and name to Kate Spade & Company, after successfully completing an extensive turnaround of the company. Mr. McComb also previously served in various management positions of Johnson & Johnson, including company group chairman.

Mr. McComb is currently an advisor to Bain & Company’s digital consulting practice. He serves on the boards of the Center for Business Analytics at the University of Virginia’s McIntire School of Business, and The Marshall Project, a NYC based non-profit, where he chairs the nominating and governance committee. He formerly served on the boards of the American Apparel and Footwear Association and the National Retail Federation, among others. He holds a Bachelor of Arts degree in Economics from Miami University (Ohio) and a Masters of Business Administration in Marketing and Finance from the University of Chicago Graduate School of Business.

This appointment coincides with the resignation of John G. Perenchio. Mr. Perenchio has served as a member of the Deckers Board since 2005 and was serving on the Board’s Compensation Committee and Corporate Governance Committee. "On behalf of our management team and the Board, I'd like to thank John for his service to Deckers Brands," continued Mr. Gibbons. "We are grateful for his contributions to our organization over the past twelve years and we wish him the best of luck in all of his future endeavors."

As previously announced, Deckers remains committed to identifying at least two new independent directors in advance of its 2018 Annual Meeting of Stockholders. Mr. McComb represents the first new independent director appointed to the Board as part of this ongoing process.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than

50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our anticipated financial performance, including our projected net sales, margins, expenses and earnings per share, as well as statements regarding our cost savings initiatives, product and brand strategies, and marketing and distribution plans. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," “could,” "estimate," "expected," "intend," "may," “plan,” “predict,” "project," "should," "will," or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as in our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Steve Fasching | SVP, Corporate Strategy, Planning & Investor Relations | Deckers Brands | 805.967.7611